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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                       LIGHT MANAGEMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                      NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   59-2091510
                      (IRS Employer Identification Number)

                               Suite 301, 3060 Mainway
                            Burlington, Ontario L7M 1A3
                    (Address of principal executive offices)

                            CSC Services of Nevada, Inc.
                             502 East John Street, Room #
                                 Carson City, NV 89706
                     (Name and address of agent for service)

                                 (775) 882-3072
          (Telephone number, including area code of agent for service)

                              CONSULTING AGREEMENT
                            (Full title of the Plan)
          -------------------------------------------------------------

                                    COPY TO:
                             James B. Parsons, P.S.
                               James B. Parsons
                       500 108th Avenue NE, Suite 1710
                            Bellevue, WA 98004

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

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Title of Securities     Amount               Proposed               Proposed               Amount of
to be registered        To be                Maximum                Maximum                Registration
                        Registered           Offering Price         Aggregate              Fee
                                             Per Share              Offering Price
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Common Stock,
  $.001 par value       312,000              $4.00                  $1,248,000               $329.47
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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rue 457 under the Securities Act of 1933.


                       LIGHT MANAGEMENT GROUP, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-B


FORM S-8 ITEM NUMBER AND CAPTION                                               CAPTION I
PROSPECTUS
--------------------------------                                               ---------------------
1.  Forepart of Registration Statement and Outside Front                       Facing  Page  of
Registration
    Statement and Cover Page of Prospectus                                     Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of                               Inside  Cover Page of
Prospectus
    and Outside Prospectus                                                     Cover Page of Prospectus

3.  Summary Information, Risk Factors and Ratio of                             Not Applicable
    Earnings to Fixed Charges

4.  Use of Proceeds                                                            Not Applicable

5.  Determination of Offering Price                                            Not Applicable

6.  Dilution                                                                   Not Applicable

7.  Selling Security Holders                                                   Not Applicable

8.  Plan of Distribution                                                       Not Applicable

9.  Description of Securities to be Registered                                 Consulting Agreement

10.  Interest of Named Experts and Counsel                                     Not Applicable

11.  Material Changes                                                          Not Applicable

12.  Incorporation of Certain Information by Reference                         Information Incorporated
by Reference

13.  Disclosure of Commission Position on                                      Indemnification
     Indemnification for Securities Act Liabilities



PROSPECTUS


                       LIGHT MANAGEMENT GROUP, INC.
                      312,000 Shares of Common Stock
                             ($.001 Par Value)

         This Prospectus is part of a Registration Statement which registers an aggregate 312,000 shares of common stock, $.001 par value, common stock of Light Management Group, Inc. (the "Company") which may be issued as set forth herein to the following named persons:

                     NAME                            NUMBER OF SHARES
                     ----                            ----------------
                  Robert Creagh                      150,000
                  Carleton T. Blake                  150,000
                  James B. Parsons                    12,000

         On April 14, 2000, Consulting Agreements were entered into with Carleton T. Blake and Robert Creagh (collectively, "Advisors") pursuant to consulting agreements (collectively, the "Consulting Agreements"). On
March 30, 2000, a Consultant Agreement was entered into with James B. Parsons (collectively, "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements"). The Company has been advised by Advisors that it may sell all or a portion of its shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Advisors and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

         No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

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         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
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         This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


                 THE DATE OF THIS PROSPECTUS IS APRIL 18, 2000.


                                TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................1
INFORMATION INCORPORATED BY REFERENCE......................................1
THE COMPANY................................................................2
CONSULTING AGREEMENTS......................................................2
Restrictions Under Securities Laws.........................................3
DESCRIPTION OF CAPITAL STOCK...............................................3
Common Stock...............................................................3
Registrar and Transfer.....................................................3
Dissenters' Rights.........................................................4
Preferred Stock............................................................4
LEGAL MATTERS..............................................................4
STATEMENT OF INDEMNIFICATION...............................................4

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                              AVAILABLE INFORMATION

Light Management Group, Inc., (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 312,000 shares of the Company's Common Stock, which will be issued to Carleton T. Blake and Robert Creagh ("Advisor") as a consultant of the Company pursuant to written consulting agreements. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any documents are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.


                      INFORMATION INCORPORATED BY REFERENCE

        The Company filed a 10QSB on April 9, 1999, under their previous name, Triton Acquisition Corporation. The Company filed an 8-K, Item 5, Other Events, under their previous name, Triton Acquisition Corporation, on May 28, 1999.
The Company filed a Form S-4 on June 4, 1999. The Company's quarterly report on Form 10-Q for the period ending September 30, 1999, filed on January 26, 2000. The Company filed a Form 8-K, Item 4, Changes in Registrant's
Certifying Accountant, Item 5, and Other Events, and the amendment thereto, filed on January 28, 2000. The Company's amended quarterly report on Form 10-QA, for the period ending September 30, 1999, was filed March 28, 2000. The Company's quarterly report for the period ending June 30, 1999 on Form 10-Q, filed March 28, 2000. The extension of time to file the Company's year end report on Form NT 10-K, was filed March 29, 2000. The Company's year end report on Form 10-KSB was filed on April 13, 2000. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

         All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO
EACH PERSON TO
WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF
SUCH
PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE,
OTHER THAN
EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO LIGHT
MANAGEMENT
GROUP, INC., MR. BARRINGTON  L. SIMON, SUITE 301, 3060 MAINWAY,
BURLINGTON,
ONTARIO L7M 1A3, PHONE (905) 319-1111.



                                       1


                                   THE COMPANY

         Light was organized under the laws of the State of Nevada on April 20, 1998 under the name Triton Acquisition Corp. The Board of
Directors of Triton Acquisition Corp. changed its name to Light
Management Group, Inc. at a special meeting of the Board held on May
19, 1999. Since inception, Light's primary activity has been directed to organizational efforts. Triton Acquisition Corp. was designed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

          On May 18, 1999, the former Triton merged with LaserShow Systems of Canada. Since that time, the Company has directed its efforts to developing laser light and fiber optic products.

         The Company's Common Stock trades on the OTC Bulletin Board under the symbol LMGR.

         The Company's address is Suite 301, 3060 Mainway, Burlington, Ontario, Canada, L7M 1A3. Its telephone number is (905) 319-1111. Its fax number is
(905) 319-2627.


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                              CONSULTING AGREEMENTS

         On April 14, 2000, the Company entered into Consulting Agreements with Carleton T. Blake and Robert Creagh, pursuant to which the Company agreed to issue to each of them 150,000 shares of Common Stock of the Company. Under the terms of the Consulting Agreements, Carleton T. Blake and Robert Creagh will
(i) provide advice to the Board, from time to time as it may request, on matters relating to the financing of the Company; (ii) if requested by the Board, will prepare and deliver to the Board the following documents (collectively, the "Opinions"): (a) a formal valuation (the "Valuation") of the financing alternatives of Company and, if requested by the Board, a valuation of any non-cash consideration to be offered or forming part of the consideration for financing, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in any circulation regarding each potential financing, (b) an opinion (the "Fairness Opinion") as to the fairness from a financial point of view of each potential financing to the shareholders of the Company, a summary (in such form asis reasonably satisfactory to us) and/or the full text of which may be included in circulation regarding the financing; (c) if requested by the Board, we will participate in negotiations pertaining to the consideration to be offered by potential financiers, and (d) provide such other advice to the Board directly related to the financial advisory services described above as may reasonably be requested by the Board. The term of the Consulting Agreement began on April 14, 2000, and will be effective until January 1, 2001.

     On March 30, 2000, the Company entered into a Consulting Agreement with James B. Parsons, pursuant to which the Company agreed to issue to him
12,000 shares of Common Stock of the Company. Under the terms of the Consulting Agreement, James B. Parsons will (i) provide advice to the Board, from time to time as it may request, on matters relating to corporate legal matters; (ii) if requested by the Board, assist the Board with the following:
(a) an evaluation of the company legal status;(b) directed work as appropriate for the further development of appropriate legal structures as related to acquisitions and joint ventures; and (c) Advisor will provide such other legal advice to the Board directly related to industry standards and structures as described above and as may reasonably be requested by the Board. The term of the Consulting Agreement began on March 30, 2000, and will be effective until March 31, 2001.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of any shares of Common Stock acquired under the Consulting Agreements must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. The foregoing is not intended to be a complete statement of applicable law and should rely on its own legal counsel with respect thereto.


                          DESCRIPTION OF CAPITAL STOCK

         The Company is authorized to issue 100 million shares of Common Stock, $0.001 par value. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of Preferred Stock issued and outstanding.

COMMON STOCK

         As of December 31, 1999, approximately 16,988,510 shares of Common Stock were outstanding.

         VOTING RIGHTS. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

         DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor.

         LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock.

         Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

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REGISTRAR AND TRANSFER AGENT

         The Company's registrar and transfer agent is General Securities Transfer Agency, Inc. located at 3614 Calle del Sol NE, Albuquerque,
New Mexico, 87110, and their telephone number is (505) 265-6658.


DISSENTERS' RIGHTS

         Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED STOCK

         The Company does not currently have authorization to issue preferred stock.


                                  LEGAL MATTERS

         The legality of the securities offered hereby is being passed upon for the Company by James B. Parsons, P.S., Bellevue, Washington, counsel to the Company.

                          STATEMENT OF INDEMNIFICATION

         Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                       4


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) and (b) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Company filed a 10QSB on April 9, 1999, under their previous name, Triton Acquisition Corporation. The Company filed an 8-K, Item 5, Other Events, under their previous name, Triton Acquisition Corporation, on May 28, 1999. The Company filed a Form S-4 on June 4, 1999. The Company's quarterly report on Form 10-Q for the period ending September 30, 1999, filed on January 26, 2000. The Company filed a Form 8-K, Item 4, Changes in Registrant's Certifying Accountant, and Item 5, Other Events, and the amendment thereto, filed on January 28, 2000. The Company's amended quarterly report on Form 10-QA, for the period ending September 30, 1999, was filed March 28, 2000. The Company's quarterly report for the period ending June 30, 1999 on Form 10-Q, filed March 28, 2000. The extension of time to file the Company's year end report on Form NT 10-K, was filed March 29, 2000. The Company filed its year end report on Form 10-KSB on April 13, 2000. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the quarter ended September 30, 1999, covered by the Registrant's Form 10-Q referred to in (a) above.

Item 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

Item 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 78.7502 of the Nevada Revised Statutes provides that:

         NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General Provisions.

                            5

                  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                    2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys'' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                    3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         (b) Section 78.035 of the Nevada Revised Statutes provides that:

          Section 78.035 Articles of Incorporation: Required Provisions. The articles of incorporation must set forth:

                    1. The name of the corporation. A name appearing to be that of a natural person and containing a given name or initials must

                                       6

          must not be used as a corporate name except with an additional word or words such as "Incorporated," "Limited," "Inc.," "Ltd.," "Company," "Corporation" "Corp.," or other word which identifies it as not being a natural person.

                    2. The name of the person designated as the corporation's resident agent, the street address of the resident agent where process may be served upon the corporation, and the mailing address of the resident agent if different from the street address.

                    3. The number of shares the corporation is authorized to issue and, if more than one class or series of stock is authorized, the classes, the series and the number of shares of each class or series which the corporation is authorized to issue, unless the articles authorize the board of directors to fix and determine in a resolution the classes, series and numbers of each class or series as provided in NRS 78.195 and 78.196.

                    4. The number, names and post office box or street addresses, either residence or business, of the first board of directors or trustees, together with any desired provisions relative to the right to change the number of directors as provided in NRS 78.115.

                    5. The name and post office box or street address, either residence or business of each of the incorporators executing the articles of incorporation.

Item 8:  EXHIBITS

         The following documents are filed as Exhibits to this Registration
Statement:


                                       7


        4 -- Consulting Agreement with Carleton T. Blake

        4 -- Consulting Agreement with Robert Creagh

        4 -- Consulting Agreement with James B. Parsons

        5 -- Opinion of James B. Parsons, P.S. as to the validity of the shares being registered.

        24.1 -- Consent of James B. Parsons, P.S. (included in Exhibit 5)

        25 -- Power of Attorney (following signature page of Registration
              Statement)

Item 9:  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                       8


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, Canada, on the 14th day of April, 2000.

LIGHT MANAGEMENT GROUP, INC.



By /s/ Donald Iwacha                By: /s/ Barrington L. Simon
------------------------            ------------------------------------------
Donald Iwacha, President            Barrington L. Simon, Chief Executive Officer


                                       9